UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 6, 2013

PRESSURE BIOSCIENCES, INC.

(Exact Name of Registrant as Specified in its Charter)

MASSACHUSETTS

  (State or Other Jurisdiction of Incorporation)

0-21615	04-2652826
(Commission File Number)	(IRS Employer Identification No.)

14 Norfolk Avenue, South Easton, MA	02375
(Address of Principal Executive Offices)	(Zip Code)

(508) 230-1828

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Securities Purchase Agreement

On February 6, 2013, Pressure BioSciences, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with various individuals (each, a “Purchaser”), pursuant to which the Company sold an aggregate of 4,257 units for a purchase price of $400.00 per unit (the “Purchase Price”), or an aggregate Purchase Price of $1,702,800. This is the initial tranche of a $2.0 million private placement (the “Private Placement”). One or more additional tranches in the Private Placement may close on or before February 28, 2013. Each unit purchased in the initial tranche (“Unit”) consists of (i) one share of a newly created series of preferred stock, designated Series J Convertible Preferred Stock, par value $0.01 per share (the “Series J Convertible Preferred Stock”), convertible into 1,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”) and (ii) a warrant to purchase 1,000 shares of Common Stock at an exercise price equal to $0.40 per share, with a term expiring on February 6, 2016 (“Warrant”). Of the $1,702,800 invested in the initial tranche of the Private Placement, $590,000 was received in cash and $1,112,800 was from the conversion of outstanding indebtedness and accrued board of directors’ fees. The Purchasers in the initial tranche of the Private Placement consisted of certain existing and new investors in the Company as well as all of the members of the Company’s Board of Directors.

This description of the Securities Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Securities Purchase Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 4.1 and is incorporated herein by reference.

Series J Convertible Preferred Stock

Dividends. From and after the date of issuance of any shares of Series J Convertible Preferred Stock and until the earlier of the first anniversary of such date, the voluntary conversion of any shares of Series J Convertible Preferred Stock, or the date of any mandatory conversion of the Series J Convertible Preferred Stock, dividends will accrue on each share of Series J Convertible Preferred Stock at an annual rate of (i) four percent (4%) of the Purchase Price on those shares of Series J Convertible Preferred Stock purchased from the Company pursuant to the Securities Purchase Agreement by an individual purchaser who purchased from the Company shares of Series J Convertible Preferred Stock with an aggregate Purchase Price of less than $250,000, and (ii) six percent (6%) of the Purchase Price on those shares of Series J Convertible Preferred Stock purchased from the Company pursuant to the Securities Purchase Agreement by an individual purchaser who purchased shares of Series J Convertible Preferred Stock with an aggregate Purchase Price of at least $250,000. Dividends accruing on the Series J Convertible Preferred Stock shall accrue from day to day until the earlier of the first anniversary of the date of issuance of such shares of Series J Convertible Stock, the voluntary conversion of any shares of Series J Convertible Preferred Stock, or the date of any mandatory conversion of the Series J Convertible Preferred Stock, and shall be paid, as applicable, within fifteen (15) days of the first anniversary of the original issue date of the Series J Convertible Preferred Stock, within five (5) days of the voluntary conversion of shares of the Series J Convertible Preferred Stock, or within five (5) days of the mandatory conversion of shares of the Series J Convertible Preferred Stock. The Company may pay accrued dividends on the Series J Convertible Preferred Stock in cash or, in the sole discretion of the Board of Directors of the Company, in shares of its Common Stock in accordance with a specified formula.

Voluntary Conversion. Each share of Series J Convertible Preferred Stock is convertible into 1,000 shares of Common Stock at the option of the holder on or after the six-month anniversary of the issuance of such share, subject to adjustment for stock splits, stock dividends, recapitalizations and similar transactions (the “Conversion Ratio”). Unless waived under certain circumstances by the holder of Series J Convertible Preferred Stock, such holder’s shares of Series J Convertible Preferred Stock may not be converted if upon such conversion the holder’s beneficial ownership would exceed certain thresholds.

Mandatory Conversion. At the election of the Company and upon required advance notice, each share of Series J Convertible Preferred Stock will automatically be converted into shares of Common Stock at the Conversion Ratio then in effect:  (i) on or after the six-month anniversary of the original issuance date of the Series J Convertible Preferred Stock, the Common Stock trades on the OTC QB Market (or other primary trading market or exchange on which the Common Stock is then traded) at a price per share equal to at least $0.80 for 7 out of 10 consecutive trading days with average daily trading volume of at least 50,000 shares, (ii) on the first anniversary of the original issuance date of the Series J Convertible Preferred Stock or (iii) within three days of the completion of a firm-commitment underwritten registered public offering by the Company at a per share price equal to at least $0.80, with aggregate gross proceeds to the Company of not less than $2.5 million.  Unless waived under certain circumstances by the holder of the Series J Convertible Preferred Stock, such holder’s Series J Convertible Preferred Stock may not be converted if upon such conversion the holder’s beneficial ownership would exceed certain thresholds.

Voting Rights. The holders of Series J Convertible Preferred Stock are not entitled to vote on any matters presented to the stockholders of the Company for their action or consideration at any meeting of stockholders of the Company (or by written consent of stockholders in lieu of meeting), except as required by law.

This description of the Series J Convertible Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Company’s Articles of Amendment to the Company’s Restated Articles of Organization, as amended, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

Warrants

The Warrants issued in the initial tranche of the Private Placement have an exercise price equal to $0.40 per share, with a term expiring on February 6, 2016. Warrants issued in subsequent closings will have an exercise price equal to one one-thousandth of the per unit purchase price for units issued in the respective closing. The Warrants also permit the holder to conduct a “cashless exercise” at any time the holder of the Warrant is an affiliate of the Company. The exercise price and/or number of shares issuable upon exercise of the Warrants will be subject to adjustment for stock dividends, stock splits or similar capital reorganizations, as set forth in the Warrants.

Subject to the terms and conditions of the Warrants, at any time commencing six months from the closing date of the sale of Units under the Securities Purchase Agreement the Company has the right to call the Warrants for cancellation if the volume weighted average price of its Common Stock on the OTC QB Market (or other primary trading market or exchange on which the Common Stock is then traded) equals or exceeds three times the per share exercise price of the Warrants for either (i) 10 consecutive trading days or (ii) 15 out of 25 consecutive trading days.

This description of the Warrants does not purport to be complete and is qualified in its entirety by reference to the form of Warrant, a copy of which is attached to this Current Report on Form 8-K as Exhibit 4.2 and is incorporated herein by reference.

Registration Rights Agreement

In connection with the Private Placement, the Company has agreed that, if, at any time after February 1, 2014, the Company files a Registration Statement relating to an offering of equity securities of the Company (the “Registration Statement”), subject to certain exceptions, including a Registration Statement relating solely to an offering or sale of securities having an aggregate public offering price of less than $5,000,000, the Company shall include in the Registration Statement the resale of the shares of Common Stock underlying the Warrants. Shares of Common Stock issued upon conversion of Series J Convertible Preferred Stock or in payment of the dividend on the Series J Convertible Preferred Stock will not be registered and will not be subject to registration rights. This right is subject to customary conditions and procedures.

This description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 4.3 and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The sale of the Units described in Item 1.01 of this Current Report on Form 8-K were issued and sold in the Private Placement without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration set forth in Rule 506 of Regulation D (“Regulation D”) promulgated under the Securities Act. The Company based such reliance upon representations made by each Purchaser of Units, including, but not limited to, representations as to the Purchaser’s status as an “accredited investor” (as defined in Rule 501(a) under Regulation D) and the Purchaser’s investment intent. The Units were not offered or sold by any form of general solicitation or general advertising (as such terms are used in Rule 502 under Regulation D). The Units, the shares of Series J Convertible Preferred Stock, the Warrants comprising the Units and the shares of Common Stock issuable upon conversion of the shares of Series J Convertible Preferred Stock and exercise of the Warrants, may not be re-offered or sold absent an effective registration statement or an exemption from the registration requirements under applicable federal and state securities laws. The information in Item 1.01 of this Current Report on Form 8-K is incorporated herein by this reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 6, 2013, the Company filed with the Secretary of the Commonwealth of the Commonwealth of Massachusetts Articles of Amendment to the Company’s Restated Articles of Organization, as amended, designating shares of the Series J Convertible Preferred Stock. The information in Item 1.01 of this Current Report on Form 8-K is incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits

(d)     Exhibits

Exhibit Number	Exhibit Description
3.1	Articles of Amendment to the Company’s Restated Articles of Organization, as amended
4.1	Form of Securities Purchase Agreement
4.2	Form of Warrant
4.3	Registration Rights Agreement

Forward Looking Statements

Statements contained in this Current Report on Form 8-K regarding the Company’s intentions, hopes, beliefs, expectations, or predictions of the future are “forward-looking”' statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward looking statements include statements regarding the anticipated aggregate purchase price for the Private Placement and that one or more additional tranches in the Private Placement may close on or before February 28, 2013. These statements are based upon the Company’s current expectations, forecasts, and assumptions that are subject to risks, uncertainties, and other factors that could cause actual outcomes and results to differ materially from those indicated by these forward-looking statements. These risks, uncertainties, and other factors include, but are not limited to: possible difficulties or delays in the implementation of the Company’s strategies that may adversely affect the Company’s continued and expanded commercialization of its patented pressure cycling technology (“PCT”) based product line; changes in customer’s needs and technological innovations; and the Company’s sales force and distribution network may not be successful in selling the Company’s PCT product line because scientists may not perceive the advantages of PCT over other sample preparation methods. Further, given the uncertainty in the capital markets and the current status of the Company’s product development and commercialization activities, there can be no assurance that the Company will secure the additional capital necessary to fund its operations beyond March 2013 on acceptable terms, if at all. Additional risks and uncertainties that could cause actual results to differ materially from those indicated by these forward-looking statements are discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, and other reports filed by the Company from time to time with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to update any of the information included in this Current Report on Form 8-K, except as otherwise required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 12, 2013	PRESSURE BIOSCIENCES, INC.
/s/ Richard Schumacher
	By:	_____________________________
Richard Schumacher Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description
3.1	Articles of Amendment to the Company’s Restated Articles of Organization, as amended
4.1	Form of Securities Purchase Agreement
4.2	Form of Warrant
4.3	Registration Rights Agreement